EXHIBIT 99(B)


                        Form of Placement Agent Agreement


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                            PLACEMENT AGENT AGREEMENT

         THIS AGREEMENT is made this ____ day of December, 1997 by and between Koonce Securities, Inc., a Maryland corporation ("Koonce"), and Eagle Bancorp, Inc., a Maryland corporation ("Issuer").

                                    Recitals
                                    --------

         A. Issuer desires to offer and sell up to 1,200,000 shares of Common Stock (with a 15% over allotment), par value $0.01 per share ("Common Stock"), under the terms and conditions set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") (the "Offering"), prepared by Issuer.

         B. Koonce is a broker-dealer registered with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and with the securities agencies of various states and other jurisdictions, including without limitation the states and other jurisdictions listed on Exhibit A hereto and incorporated herein by reference (collectively, the "States").

         C. Issuer desires to appoint Koonce as its agent to provide limited assistance to Issuer to complete the Offering to persons who reside in the States.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1.  Duties of Koonce.
             -----------------

         Issuer hereby appoints Koonce as its agent to execute such materials prepared by Issuer as are necessary to file under the securities laws of the States and with the Commission and the National Association of Securities Dealers, Inc. ("NASD") and so as to comply with the registration requirements under the Act and the securities laws of the States. Issuer will make all filings necessary to obtain a "no objection" letter regarding the Offering from the NASD. All subscription funds will be held in an escrow account at Capital Bank, N.A., Rockville, Maryland (the "Bank"). To the extent that the Issuer or the Bank receives subscriptions from persons resident in the States, the Issuer will, and will cause the Bank to, promptly forward to Koonce executed subscription agreements from such potential investors. Upon notification by Issuer that all conditions precedent to the consummation of the Offering (as defined in the Registration Statement) have been satisfied or duly waived, Koonce shall authorize the Bank to release subscription funds held in the escrow account on behalf of offerees residing in the States who have subscribed for shares in the Offering. Except as contemplated in this Section, Koonce shall have no other duties or responsibilities and Koonce shall not advise offerees in connection with the Offering.

         2.  Reimbursement of Expenses
             -------------------------

         Issuer shall, upon request, advance to Koonce all reasonable out-of-pocket expenses or filing fees and promptly reimburse Koonce for reasonable out-of-pocket expenses incurred in connection with Koonce's duties hereunder. Koonce shall receive $10,000 as compensation for its services hereunder, $5,000 of which will be paid at the time of execution of this Agreement and $5,000 of which will be paid at the time the Issuer breaks escrow.

         3.  Koonce's Representations, Warranties and Covenants
             --------------------------------------------------

         Koonce hereby represents and warrants to, and agrees with, Issuer as follows:

         (a) Koonce is a corporation, duly organized under the laws of Maryland with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.


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         (b) Koonce is duly  registered as a  broker-dealer  with the Commission under the Exchange Act, is a member in good standing of the NASD, and is duly registered as a broker-dealer or agent in the States.

         (c) Koonce shall not act as a broker-dealer in connection with Issuer's offer and sale of the Common Stock in any state or other jurisdiction in which Koonce is not registered as a broker-dealer.

         (d) This Agreement has been duly and validly authorized, executed and delivered by Koonce and is the legal, valid and binding agreement of Koonce enforceable in accordance with its terms.

         4.  Issuer's Representations, Warranties and Covenants
             --------------------------------------------------

         Issuer hereby represents and warrants to, and agrees with, Koonce as follows:

         (a) Issuer is a corporation, legally incorporated, validly existing and in good standing under the laws of the State of Maryland, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

         (b) The Common Stock is duly authorized, and upon sale in accordance with the Prospectus, will be validly issued, fully paid and non-assessable.

         (c) The offer and sale of the Common Stock will be registered or exempt from securities registration under the laws of each State, and Issuer will take all action necessary to register the Common Stock or insure the availability of an exemption in all such States.

         (d) Issuer will circulate the Prospectus only in such of the States in which the offer and sale of the Common Stock has been registered or is exempt from securities registration.

         (e) Issuer will deliver to all offerees and their representatives, or if required, to Koonce for delivery by Koonce to offerees identified by Issuer and their representatives, copies of the Issuer's Prospectus and any additional information, documents and instruments which Issuer with consent of Koonce deems necessary to comply with federal and state securities laws, rules, regulations and judicial and administrative interpretations relating to the Offering. Issuer has provided Koonce for review all materials to be delivered to offerees and their representatives, and will provide to Koonce any additional or supplemental materials to be so delivered to offerees in the States. Such materials shall disclose the limited nature of the services provided by Koonce.

         (f) The Registration Statement and Prospectus, and any other offering documents provided to Koonce by Issuer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         (g) Issuer will take all action necessary so that any subscribers' checks it may receive are transmitted to the Escrow Agent by noon of the next business day following receipt, and shall notify Koonce of any and all amounts so transmitted.

         (h) Issuer will promptly notify Koonce of any subscriptions from persons residing in the States which it rejects for any reason.

         (i) Issuer will not authorize the release of funds relating to subscriptions in the States unless and until Koonce shall have authorized such release as contemplated hereby.

         (j) This Agreement has been duly and validly authorized, executed and delivered by Issuer and is the legal, valid and binding agreement of Issuer enforceable in accordance with its terms.

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         5.  Indemnification
             ---------------

         Issuer agrees to indemnify and hold harmless Koonce, its officers, directors, agents, employees and shareholders, from and against any losses, liabilities, claims, damages or expenses whatsoever (including attorney's fees and reasonable costs of investigation) which are incurred by Koonce or such other persons insofar as such losses, liabilities and claims or expenses arise from any claim that:

         (a) Information distributed to any offeree or purchaser or filed by Issuer or by Koonce on Issuer's behalf with the securities agency of any State or other jurisdiction, contains an untrue statement or alleged untrue statement of a material fact, or omits or is alleged to omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading, is materially misleading, or fails to meet the requirements of such information set forth in any applicable provisions of federal or state securities laws or regulations promulgated thereunder;

         (b) Issuer has breached any agreement with, or legal duty to, any offeree or purchaser, or any representation or warranty herein; or

         (c) The offer or sale of Common Stock to an offeree or purchaser is not registered or exempt from registration under the Act or the applicable securities laws of any State.

         6.  Offering Expenses.
             ------------------

         Issuer will pay all expenses incident to the performance of its obligations hereunder, including all fees and expenses of registering the Common Stock or obtaining an exemption from registration under applicable federal and state securities laws and obtaining the clearance of the offering from the NASD.

         7.  Notices.
             --------

         All statements, requests and notices hereunder shall be in writing and shall be sufficient in all respects if sent by first class mail or delivered by hand:

         If to Issuer, to:

         Eagle Bancorp, Inc.
         8101 Glenbrook Road
         Bethesda, Maryland  20814

         Attention:  Ronald D. Paul


         If to Koonce, to:

         Koonce Securities Inc.
         Suite 600
         6550 Rock Spring Drive
         Bethesda, Maryland  20817

         Attention:  Calvin Koonce


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         8. States Where Offering to be Made.
            ---------------------------------

         Issuer will offer and sell the Common Stock only in states and other jurisdictions in which Koonce is registered as a broker-dealer or in states and other jurisdictions in which offers and sales are not required to be made through a registered broker-dealer or agent.

         9.  Governing Law.
             --------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                            EAGLE BANCORP, INC.



                             By: _______________________________
                                 Ronald D. Paul, President


                             KOONCE SECURITIES INC.



                             By: _______________________________
                                 Calvin Koonce, President



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                                                                       Exhibit A




                                 List of States


                                   California
                                    Colorado
                                   Connecticut
                                    Delaware
                              District of Columbia
                                     Florida
                                    Illinois
                                    Maryland
                                    Michigan
                                    Missouri
                                   New Jersey
                                    New York
                                      Ohio
                                  Pennsylvania
                                      Texas
                                    Virginia
                               Washington (State)